Exhibit 99.1

State Auto Financial announces results of voting at
special meeting of shareholders
Shareholders overwhelmingly approve the proposed merger

COLUMBUS, OHIO – September 30, 2021 – State Auto Financial Corporation (NASDAQ:STFC) today announced the results of shareholder voting on its proposed merger agreement with Liberty Mutual Holding Company Inc. (LMHC).

STFC shareholders voted overwhelmingly to adopt the proposed merger agreement with 99.5% of shares voted (including abstentions) in favor of the proposal to adopt the merger agreement.

The deal is expected to close in 2022, pending State Automobile Mutual Insurance Company member approval, receipt of required regulatory approvals and other customary closing conditions.

About State Auto Financial Corporation

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company. STFC stock is traded on the NASDAQ Global Select Market, which represents the top fourth of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A- (Excellent) by the A.M. Best Company and includes State Automobile Mutual Insurance Company, State Auto Property & Casualty Insurance Company, State Auto Insurance Company of Ohio, State Auto Insurance Company of Wisconsin, Milbank Insurance Company, Meridian Security Insurance Company, Patrons Mutual Insurance Company of Connecticut, Rockhill Insurance Company, Plaza Insurance Company, American Compensation Insurance Company and Bloomington Compensation Insurance Company. Additional information on State Auto Financial Corporation and State Auto Group can be found online at http://www.StateAuto.com/STFC.

Cautionary Notice Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements State Auto Financial Corporation (“STFC”) may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transactions may not be satisfied; (2) regulatory approvals required for the transactions may not be obtained, or required regulatory approvals may delay the transactions or result in the imposition of conditions that could have a material adverse effect on Liberty Mutual Holding Company Inc.(“LMHC”), State Automobile Mutual Insurance Company (“SAM”) or STFC or cause the parties to abandon the transactions; (3) uncertainty as to the timing of completion of the transactions; (4) the business of LMHC, SAM or STFC may suffer as a result of uncertainty surrounding the transactions; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (6) risks related to disruption of management’s attention from the ongoing business operations of LMHC, SAM or STFC due to the transactions; (7) the effect of the announcement of the transactions on the relationships of LMHC, SAM or STFC with its clients, operating results and business generally; (8) the outcome of any legal proceedings to the extent initiated against LMHC, SAM or STFC following the announcement of the proposed transaction; and (9) LMHC, SAM or STFC may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in STFC’s most recent Annual Report on Form 10-K, STFC’s most recent Quarterly Report on Form 10-Q, the definitive proxy statement filed by STFC with the Securities Exchange Commission (the “SEC”) on August 27, 2021, and other documents of STFC on file with the SEC. STFC undertakes no obligation to update or revise any forward-looking statements.

CONTACTS

Investor contact: Natalie Schoolcraft, Natalie.Schoolcraft@StateAuto.com, 614.917.4341
Media contact: Kyle Anderson, Kyle.Anderson@StateAuto.com, 614.917.5497